CERTIFICATIONS

I, J. Alan Reid, Jr., President & Trustee of Forward Funds (the “registrant”), hereby certify that:

1.	This Form N-CSR of the registrant (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

By:	/s/ J. Alan Reid, Jr.
J. Alan Reid, Jr.
President and Trustee

Date:	March 5, 2015

I, Barbara Tolle, Treasurer of Forward Funds (the “registrant”), hereby certify that:

1.	This Form N-CSR of the registrant (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

By:	/s/ Barbara Tolle
Barbara Tolle
Treasurer

Date:	March 5, 2015